Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE SIX MONTHS AND QUARTER ENDED JUNE 30, 2016

FRESNO, CALIFORNIA…July 20, 2016… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $9,461,000, and diluted earnings per common share of $0.86 for the six months ended June 30, 2016, compared to $5,544,000 and $0.50 per diluted common share for the six months ended June 30, 2015.
SECOND QUARTER FINANCIAL HIGHLIGHTS

•	The Company recorded a reverse provision for credit losses of $4,850,000 in 2016, compared to a provision of $500,000 during the first half of 2015.

•	Net loan recoveries in 2016 were $5,112,000, compared to charge-offs of $94,000 in the first two quarters of 2015.

•	Net loans increased $32.65 million or 5.55%, while total assets increased $14.07 million or 1.10% at June 30, 2016 compared to December 31, 2015.

•	Total cost of funds decreased to 0.08% for the first half of 2016, compared to 0.09% for the same period in 2015.

•	The Company recorded non-taxable life insurance gains of $188,000 and $345,000 for the year to date periods in 2016 and 2015, respectively.

•
Capital positions remain strong at June 30, 2016 with a 9.34% Tier 1 Leverage Ratio; a 13.90% Common Equity Tier 1 Ratio; a 14.35% Tier 1 Risk-Based Capital Ratio; and a 15.61% Total Risk-Based Capital Ratio.

“The positive growth trend in revenue, loans, deposits and asset quality for the second quarter illustrates the tremendous hard work and dedication of our team, and the loyal support of our communities, customers and

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shareholders. All aspects of our 2016 strategic initiatives are moving ahead and we expect continued success through the remainder of 2016. While we are pleased with results thus far, we continue to monitor the agricultural risk throughout the San Joaquin Valley due to continued water restrictions,” stated James M. Ford, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“With the April 2016 merger announcement with Sierra Vista Bank, the Company is poised to reach new financial heights in our 36-year history. This Greater Sacramento expansion includes a team of professional bankers and three full service branches located in Folsom, Fair Oaks and Cameron Park. Integration work related to the acquisition is progressing well and upon customary closing conditions the transaction and systems conversions are anticipated to be completed by the fourth quarter of 2016,” continued Ford.
“This milestone and all others before can be tracked back to our founding in 1979, which was led by Wanda L. Rogers who served as the first Chairman of our Board, and in recent years remained on the Board with emeritus status until her recent passing on May 26, 2016. On behalf of our entire Company, we share a deep appreciation for Wanda’s community bank vision, her leadership, and the incredible life she led,” concluded Ford.
Net income for the period increased 70.65% in 2016 compared to 2015, primarily driven by a decrease in provision for credit losses, as well as an increase in net interest income, offset by an increase in non-interest expenses, a decrease in non-interest income, and an increase in provision for income taxes. During the six months ended June 30, 2016, the Company recorded a reverse provision for credit losses of $4,850,000, compared to a $500,000 provision during the six months ended June 30, 2015. Net interest income before the provision for credit losses for the six months ended June 30, 2016 was $21,811,000, compared to $19,785,000 for the six months ended June 30, 2015, an increase of $2,026,000 or 10.24%. Net interest income during the first six months of 2016 and 2015 benefited by approximately $491,000 and $225,000, respectively, in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status. Excluding these benefits, net interest income for the first six months ended June 30, 2016 increased by $1,760,000 compared to the six months ended June 30, 2015.
During the six months ended June 30, 2016, the Company’s shareholders’ equity increased $17,352,000, or 12.45%. The increase in shareholders’ equity was driven by the retention of earnings, net of dividends paid, and an increase in unrealized gains on available-for-sale (AFS) securities recorded in accumulated other

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comprehensive income (AOCI). The increase in the unrealized gains on AFS securities was partially a result of the reclassification in the first quarter of 2016 of the held-to-maturity (HTM) securities to available-for-sale designation, with $2,425,000 of the $8,937,000 AOCI increase related to the HTM securities transfer.
Annualized return on average equity (ROE) for the six months ended June 30, 2016 was 12.92%, compared to 8.29% for the six months ended June 30, 2015. Notwithstanding an increase in shareholders’ equity, this increase in ROE was achieved due to an increase in net income. The Company declared and paid $0.12 per share in cash dividends to holders of common stock during the six months of 2016 compared to $0.06 during the six months of 2015. Annualized return on average assets (ROA) was 1.50% for the six months ended June 30, 2016 and 0.93% for the six months ended June 30, 2015. During the six months ended June 30, 2016, the Company’s total assets increased 1.10%, and total liabilities decreased 0.29%, compared to those at December 31, 2015.
Non-performing assets decreased by $663,000, or 27.48%, to $1,750,000 at June 30, 2016, compared to $2,413,000 at December 31, 2015. During the six months ended June 30, 2016, the Company recorded a reverse provision for credit losses of $4,850,000, as compared to a $500,000 provision during the six months ended June 30, 2015. During the six months ended June 30, 2016, the Company recorded $5,112,000 in net loan recoveries, compared to $94,000 in net charge-offs for the six months ended June 30, 2015. The net (recovery) charge-off ratio, which reflects annualized net (recoveries) charge-offs to average loans, was (1.68)% for the six months ended June 30, 2016, compared to 0.03% for the same period in 2015.
At June 30, 2016, the allowance for credit losses stood at $9,872,000, compared to $9,610,000 at December 31, 2015, a net increase of $262,000 reflecting the reverse provision of $4,850,000 and the net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.56% at June 30, 2016, and 1.61% at December 31, 2015. Total loans included loans acquired in the acquisition of Visalia Community Bank in 2013 (“VCB loans”) that were recorded at fair value in connection with the acquisition. The value of the VCB loans totaled $58,198,000 at June 30, 2016 and $62,395,000 at December 31, 2015. Excluding these VCB loans from the calculation, the allowance for credit losses to total gross loans was 1.72% and 1.79% as of June 30, 2016 and December 31, 2015, respectively, and general reserves associated with non-impaired loans to

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total non-impaired loans was 1.68% and 1.79%, respectively. The Company believes the allowance for credit losses is adequate to provide for probable incurred credit losses within the loan portfolio at June 30, 2016.
In connection with the partial charge-off of a single commercial and agricultural relationship in the fourth quarter of 2014, the Company is actively working to collect all balances legally owed to the Company.  The Company continues to track and identify any expenses, net of recoveries, associated with the collection efforts of this commercial and agricultural relationship.  For the six months ended June 30, 2016, collection expenses related to this relationship totaled $114,000 as compared to $212,000 for the same period of 2015. During the six months ended June 30, 2016, the Company received approximately $3,809,000 in loan recoveries towards the charge-off from the continued liquidation of certain assets serving as collateral for various impaired credits. Collection activity on this relationship is now substantially complete.  The additional amounts due to the Company from this relationship, are not considered material and therefore the Company will return to its historical practice of detailing recoveries through the table that reconciles the change in non-accrual loans and no longer call out the remaining collection expenses and recoveries.
Total non-performing assets were $1,750,000, or 0.14% of total assets as of June 30, 2016, compared to $2,413,000, or 0.19% of total assets as of December 31, 2015. The following provides a reconciliation of the change in nonaccrual loans for 2016.

(In thousands)	Balances December 31, 2015	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances June 30, 2016
Nonaccrual loans:
Commercial and industrial	$—	$1,093	$(186)	$—	$—	$—	$907
Real estate	891	170	(340)	—	—	—	721
Equity loans and lines of credit	172	96	(79)	—	—	(97)	92
Consumer	13	—	(4)	—	—	—	9
Restructured loans (non-accruing):
Commercial and industrial	29	—	(29)	—	—	—	—
Real estate	23	—	(2)	—	—	—	21
Equity loans and lines of credit	1,285	—	(1,285)	—	—	—	—
Total nonaccrual	$2,413	$1,359	$(1,925)	$—	$—	$(97)	$1,750
The Company’s net interest margin (fully tax equivalent basis) was 4.08% for the six months ended June 30, 2016, compared to 4.01% for the six months ended June 30, 2015. The increase in net interest margin in

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the period-to-period comparison resulted from an increase in the effective yield on average investment securities, an increase in the yield on the Company’s loan portfolio, and a decrease in the Company’s cost of funds. Net interest income during the first six months of 2016 and 2015 benefited by approximately $491,000 and $225,000, respectively, in nonrecurring income from prepayment penalties and payoff of loans previously on nonaccrual status.
For the six months ended June 30, 2016, the effective yield on total earning assets increased 6 basis points to 4.16% compared to 4.10% for the six months ended June 30, 2015, while the cost of total interest-bearing liabilities decreased 1 basis point to 0.15% compared to 0.16% for the six months ended June 30, 2015. The cost of total deposits decreased 1 basis point to 0.08% for the six months ended June 30, 2016, compared to 0.09% for the six months ended June 30, 2015.
For the six months ended June 30, 2016, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, totaled $549,054,000, an increase of $38,638,000, or 7.57%, compared to the six months ended June 30, 2015. During the six months ended June 30, 2016, the Company was required to reclassify investment securities totaling $23.1 million from held-to-maturity to available-for-sale designation as a result of the sale of certain investment securities classified as held-to-maturity. The unrealized gain on those securities approximates $4,120,000 as of June 30, 2016.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.85% for the six months ended June 30, 2016, compared to 2.72% for the six months ended June 30, 2015. Total average loans, which generally yield higher rates than investment securities, increased $27,781,000, from $580,088,000 for the six months ended June 30, 2015 to $607,869,000 for the six months ended June 30, 2016. The effective yield on average loans increased to 5.35% for the six months ended June 30, 2016, compared to 5.30% for the six months ended June 30, 2015.
Total average assets for the six months ended June 30, 2016 was $1,265,602,000 compared to $1,198,192,000, for the six months ended June 30, 2015, an increase of $67,410,000 or 5.63%. During the six months ended June 30, 2016 and June 30, 2015, the average loan to deposit ratio was 55.41% and 55.65%, respectively. Total average deposits increased $54,543,000 or 5.23% to $1,096,997,000 for the six months ended June 30, 2016, compared to $1,042,454,000 for the six months ended June 30, 2015. Average interest-bearing

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deposits increased $21,931,000, or 3.27%, and average non-interest bearing demand deposits increased $32,612,000, or 8.78%, for the six months ended June 30, 2016, compared to the six months ended June 30, 2015. The Company’s ratio of average non-interest bearing deposits to total deposits was 36.85% for the six months ended June 30, 2016, compared to 35.65% for the six months ended June 30, 2015.
Non-interest income for the six months ended June 30, 2016 decreased by $569,000 to $5,218,000, compared to $5,787,000 for the six months ended June 30, 2015, primarily driven by a $149,000 decrease in Federal Home Loan Bank dividends, a $137,000 decrease in service charge income, a $108,000 decrease in loan placement fees, and a $109,000 decrease in other income, partially offset by an increase of $91,000 in net realized gains on sales and calls of investment securities. The Company realized $188,000 and $345,000 tax-free gains related to the collection of life insurance proceeds in the six month period during 2016 and 2015, respectively, which are included in other non-interest income. The Company also recorded an other-than-temporary impairment loss of $136,000 during the six months ended June 30, 2016.
Non-interest expense for the six months ended June 30, 2016 increased $367,000, or 2.04%, to $18,353,000 compared to $17,986,000 for the six months ended June 30, 2015. The net increase year over year was a result of increases in salaries and employee benefits of $478,000, increases in data processing expenses of $181,000, increases in acquisition and integration expenses of $152,000, increases in directors’ expenses of $121,000, increases in occupancy and equipment expenses of $69,000, and increases in ATM/Debit card expenses of $45,000, offset by decreases in regulatory assessments of $263,000, decreases in professional services of $193,000, decreases in Internet banking expenses of $48,000, and decreases in license and maintenance contracts of $6,000.
The Company recorded an income tax provision of $4,065,000 for the six months ended June 30, 2016, compared to $1,542,000 for the six months ended June 30, 2015. The effective tax rate for the six months ended June 30, 2016 was 30.05% compared to 21.76% for the six months ended June 30, 2015.

Quarter Ended June 30, 2016
For the quarter ended June 30, 2016, the Company reported an unaudited consolidated net income of $6,058,000 and earnings per diluted common share of $0.55, compared to consolidated net income of $3,078,000

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and $0.28 per diluted share for the same period in 2015. Net income for the immediately trailing quarter ended March 31, 2016 was $3,403,000, or $0.31 per diluted common share. The increase in net income during the second quarter of 2016 compared to the same period in 2015 is primarily due to a decrease in provision for credit losses and an increase in net interest income, partially offset by an increase in provision for income taxes and a decrease in non-interest income. The Company recorded a $4,600,000 reverse provision for credit losses during the second quarter of 2016 compared to provision for credit losses of $500,000 during the same period of 2015.
Annualized return on average equity (ROE) for the second quarter of 2016 was 16.24%, compared to 9.15% for the same period of 2015. The increase in ROE reflects an increase in net income, offset by an increase in shareholders’ equity. Annualized return on average assets (ROA) was 1.91% for the second quarter of 2016 compared to 1.02% for the same period in 2015. This increase is due to an increase in net income, notwithstanding an increase in average assets.
In comparing the second quarter of 2016 to the second quarter of 2015, average total loans increased by $28,245,000, or 4.77%. During the second quarter of 2016, the Company recorded $4,336,000 in net loan recoveries compared to $185,000 in net charge-offs for the same period in 2015. The net charge-off (recovery) ratio, which reflects annualized net charge-offs to average loans, was (2.80)% for the quarter ended June 30, 2016 compared to 0.12% for the quarter ended June 30, 2015.
The following provides a reconciliation of the change in nonaccrual loans for the quarter ended June 30, 2016.

(Dollars in thousands)	Balances March 31, 2016	Additions to Nonaccrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge-Offs	Balances June 30, 2016
Nonaccrual loans:
Commercial and industrial	$1,089	$—	$(182)	$—	$—	$—	$907
Real estate	1,042	—	(321)	—	—	—	721
Equity loans and lines of credit	230	34	(75)	—	—	(97)	92
Consumer	11	—	(2)	—	—	—	9
Restructured loans (non-accruing):
Commercial and industrial	25	—	(25)	—	—	—	—
Real estate	22	—	(1)	—	—	—	21
Equity loans and lines of credit	1,260	—	(1,260)	—	—	—	—
Total nonaccrual	$3,679	$34	$(1,866)	$—	$—	$(97)	$1,750

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Average total deposits for the second quarter of 2016 increased $48,782,000 or 4.66% to $1,095,400,000 compared to $1,046,618,000 for the same period of 2015.
The Company’s net interest margin (fully tax equivalent basis) increased 12 basis points to 4.18% for the quarter ended June 30, 2016, compared to 4.06% for the quarter ended June 30, 2015. Net interest income, before provision for credit losses, increased $1,143,000, or 11.36%, to $11,208,000 for the second quarter of 2016, compared to $10,065,000 for the same period in 2015. The increase in net interest margin in the period-to-period comparison resulted primarily from an increase in the yield on the average investment securities, an increase in the yield on the Company’s loan portfolio, and a decrease in the Company’s cost of funds. Over the same periods, the cost of total deposits decreased 1 basis point to 0.08% compared to 0.09% in 2015.
For the quarter ended June 30, 2016, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased by $31,572,000, or 6.23%, compared to the quarter ended June 30, 2015 and decreased by $20,977,000, or 3.75%, compared to the quarter ended March 31, 2016.
The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, increased to 2.91% for the quarter ended June 30, 2016, compared to 2.73% for the quarter ended June 30, 2015 and 2.79% for the quarter ended March 31, 2016. Total average loans, which generally yield higher rates than investment securities, increased by $28,245,000 to $620,263,000 for the quarter ended June 30, 2016, from $592,018,000 for the quarter ended June 30, 2015 and increased by $24,787,000 from $595,476,000 for the quarter ended March 31, 2016. The effective yield on average loans increased to 5.45% for the quarter ended June 30, 2016, compared to 5.28% and 5.25% for the quarters ended June 30, 2015 and March 31, 2016, respectively.
Total average assets for the quarter ended June 30, 2016 were $1,267,643,000 compared to $1,203,803,000 for the quarter ended June 30, 2015 and $1,263,562,000 for the quarter ended March 31, 2016, an increase of $63,840,000 and $4,081,000, or 5.30% and 0.32%, respectively.
Total average deposits increased $48,782,000, or 4.66%, to $1,095,400,000 for the quarter ended June 30, 2016, compared to $1,046,618,000 for the quarter ended June 30, 2015. Total average deposits decreased $3,195,000, or 0.29%, for the quarter ended June 30, 2016, compared to $1,098,595,000 for the quarter ended

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March 31, 2016. The Company’s ratio of average non-interest bearing deposits to total deposits was 36.11% for the quarter ended June 30, 2016, compared to 35.42% and 37.58% for the quarters ended June 30, 2015 and March 31, 2016, respectively.
Non-interest income decreased $582,000, or 18.80%, to $2,514,000 for the second quarter of 2016 compared to $3,096,000 for the same period in 2015. The second quarter 2016 non-interest income included $420,000 net realized gains on sales and calls of investment securities compared to $732,000 for the same period in 2015. For the quarter ended June 30, 2016, FHLB dividends decreased $161,000, appreciation in cash surrender value of bank owned life insurance decreased $20,000, and service charge income decreased $14,000, while interchange fee income increased $6,000, compared to the same period in 2015. The second quarter of 2016 and 2015 non-interest income included $188,000 and $345,000 tax-free gains related to the collection of life insurance proceeds, respectively. Non-interest income for the quarter ended June 30, 2016 decreased by $190,000 to $2,514,000, compared to $2,704,000 for the quarter ended March 31, 2016.
Non-interest expense for the quarter ended June 30, 2016 increased $680,000, or 7.82%, to $9,377,000 compared to $8,697,000 for the quarter ended June 30, 2015. The net increase quarter over quarter was a result of increases in salaries and employee benefits of $387,000, increases in acquisition and integration expenses of $152,000, an increase in data processing expenses of $114,000 and an increase in directors’ expenses of $76,000, offset by, a decrease of $71,000 in regulatory assessments, a decrease of $48,000 in professional services, and a decrease of $50,000 in amortization of core deposit intangibles. Non-interest expense for the quarter ended June 30, 2016 increased by $401,000 compared to $8,976,000 for the trailing quarter ended March 31, 2016.
The Company recorded an income tax provision of $2,887,000 for the quarter ended June 30, 2016, compared to $886,000 for the quarter ended June 30, 2015. The effective tax rate for the quarter ended June 30, 2016 was 32.28%.
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now operates 20 full service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento,

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Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), Edwin S. Darden, Jr., F. T. “Tommy” Elliott, IV, James M. Ford, Steven D. McDonald, Louis McMurray, William S. Smittcamp, and Joseph B. Weirick. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
###
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(In thousands, except share amounts)	2016	2015

ASSETS
Cash and due from banks	$21,582	$23,339
Interest-earning deposits in other banks	57,940	70,988
Federal funds sold	30	290
Total cash and cash equivalents	79,552	94,617
Available-for-sale investment securities (Amortized cost of $487,631 at June 30, 2016 and $470,080 at December 31, 2015)	510,401	477,554
Held-to-maturity investment securities (Fair value of $35,142 at December 31, 2015)	—	31,712
Loans, less allowance for credit losses of $9,872 at June 30, 2016 and $9,610 at December 31, 2015	621,152	588,501
Bank premises and equipment, net	8,742	9,292
Bank owned life insurance	20,982	20,702
Federal Home Loan Bank stock	4,823	4,823
Goodwill	29,917	29,917
Core deposit intangibles	956	1,024
Accrued interest receivable and other assets	14,284	18,594
Total assets	$1,290,809	$1,276,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$407,019	$428,773
Interest bearing	703,391	687,494
Total deposits	1,110,410	1,116,267

Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	18,569	15,991
Total liabilities	1,134,134	1,137,413
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,028,579 at June 30, 2016 and 10,996,773 at December 31, 2015	54,699	54,424
Retained earnings	88,577	80,437
Accumulated other comprehensive income, net of tax	13,399	4,462
Total shareholders’ equity	156,675	139,323
Total liabilities and shareholders’ equity	$1,290,809	$1,276,736

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(In thousands, except share and per share amounts)	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,363	$7,644	$16,096	$14,930
Interest on deposits in other banks	65	52	139	98
Interest and dividends on investment securities:
Taxable	1,463	1,136	2,986	2,243
Exempt from Federal income taxes	1,575	1,496	3,098	3,034
Total interest income	11,466	10,328	22,319	20,305
INTEREST EXPENSE:
Interest on deposits	229	239	450	472
Interest on junior subordinated deferrable interest debentures	29	24	58	48
Total interest expense	258	263	508	520
Net interest income before provision for credit losses	11,208	10,065	21,811	19,785
PROVISION FOR CREDIT LOSSES	(4,600)	500	(4,850)	500
Net interest income after provision for credit losses	15,808	9,565	26,661	19,285
NON-INTEREST INCOME:
Service charges	735	749	1,484	1,621
Appreciation in cash surrender value of bank owned life insurance	135	155	280	308
Interchange fees	312	306	591	584
Loan placement fees	254	255	445	553
Net realized gains on sales and calls of investment securities	420	732	1,550	1,459
Other-than-temporary impairment loss on investment securities	—	—	(136)	—
Federal Home Loan Bank dividends	107	268	204	353
Other income	551	631	800	909
Total non-interest income	2,514	3,096	5,218	5,787
NON-INTEREST EXPENSES:
Salaries and employee benefits	5,442	5,055	10,696	10,218
Occupancy and equipment	1,180	1,168	2,387	2,318
Professional services	289	337	625	818
Data processing expense	408	294	755	574
Directors’ expenses	140	64	312	191
ATM/Debit card expenses	188	129	310	265
License & maintenance contracts	131	131	263	269
Regulatory assessments	192	263	335	598
Advertising	154	158	313	316
Internet banking expenses	166	171	327	375
Acquisition and integration	152	—	152	—
Amortization of core deposit intangibles	34	84	68	168
Other expense	901	843	1,810	1,876
Total non-interest expenses	9,377	8,697	18,353	17,986
Income before provision for income taxes	8,945	3,964	13,526	7,086
PROVISION FOR INCOME TAXES	2,887	886	4,065	1,542
Net income	$6,058	$3,078	$9,461	$5,544
Net income per common share:
Basic earnings per common share	$0.55	$0.28	$0.86	$0.51
Weighted average common shares used in basic computation	10,970,782	10,924,437	10,962,314	10,924,015
Diluted earnings per common share	$0.55	$0.28	$0.86	$0.50
Weighted average common shares used in diluted computation	11,067,890	11,009,916	11,054,269	11,006,051
Cash dividends per common share	$0.06	$0.06	$0.12	$0.06

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
For the three months ended	2016	2016	2015	2015	2015
(In thousands, except share and per share amounts)
Net interest income	$11,208	$10,603	$10,638	$10,352	$10,065
Provision for credit losses	(4,600)	(250)	—	100	500
Net interest income after provision for credit losses	15,808	10,853	10,638	10,252	9,565
Total non-interest income	2,514	2,704	1,879	1,722	3,096
Total non-interest expense	9,377	8,976	9,003	9,028	8,697
Provision for income taxes	2,887	1,178	611	429	886
Net income	$6,058	$3,403	$2,903	$2,517	$3,078
Basic earnings per common share	$0.55	$0.31	$0.27	$0.23	$0.28
Weighted average common shares used in basic computation	10,970,782	10,953,845	10,941,280	10,938,160	10,924,437
Diluted earnings per common share	$0.55	$0.31	$0.26	$0.23	$0.28
Weighted average common shares used in diluted computation	11,067,890	11,040,790	11,030,470	11,024,954	11,009,916

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
As of and for the three months ended	2016	2016	2015	2015	2015
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.56%	1.66%	1.61%	1.52%	1.46%
Non-performing assets to total assets	0.14%	0.29%	0.19%	0.20%	0.51%
Total non-performing assets	$1,750	$3,679	$2,413	$2,494	$6,216
Total nonaccrual loans	$1,750	$3,679	$2,413	$2,494	$6,216
Net loan charge-offs (recoveries)	$(4,336)	$(776)	$(517)	$(279)	$185
Net charge-offs (recoveries) to average loans (annualized)	(2.80)%	(0.52)%	(0.35)%	(0.19)%	0.12%
Book value per share	$14.21	$13.22	$12.67	$12.50	$12.13
Tangible book value per share	$11.41	$10.42	$9.86	$9.68	$9.30
Tangible common equity	$125,802	$114,872	$108,382	$106,445	$102,215
Cost of total deposits	0.08%	0.08%	0.08%	0.09%	0.09%
Interest and dividends on investment securities exempt from Federal income taxes	$1,575	$1,523	$1,688	$1,593	$1,496
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.18%	3.97%	4.01%	4.01%	4.06%
Return on average assets (2)	1.91%	1.08%	0.92%	0.82%	1.02%
Return on average equity (2)	16.24%	9.47%	8.42%	7.47%	9.15%
Loan to deposit ratio	56.83%	55.19%	53.58%	55.76%	56.04%
Tier 1 leverage - Bancorp	9.34%	8.91%	8.65%	8.68%	8.72%
Tier 1 leverage - Bank	8.78%	8.83%	8.58%	8.55%	8.65%
Common equity tier 1 - Bancorp	13.90%	13.45%	13.44%	13.18%	13.12%
Common equity tier 1 - Bank	13.49%	13.78%	13.67%	13.34%	13.36%
Tier 1 risk-based capital - Bancorp	14.35%	13.91%	13.79%	13.54%	13.47%
Tier 1 risk-based capital - Bank	13.49%	13.78%	13.67%	13.34%	13.36%
Total risk-based capital - Bancorp	15.61%	15.17%	15.04%	14.76%	14.66%
Total risk based capital - Bank	14.75%	15.04%	14.93%	14.57%	14.55%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 14

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Dollars in thousands)	2016	2015	2016	2015
Federal funds sold	$78	$198	$188	$239
Interest-bearing deposits in other banks	49,366	66,061	53,105	63,728
Investments	489,123	440,736	495,761	446,449
Loans (1)	617,562	581,100	604,860	567,740
Federal Home Loan Bank stock	4,828	4,815	4,825	4,803
Earning assets	1,160,957	1,092,910	1,158,739	1,082,959
Allowance for credit losses	(11,190)	(8,543)	(10,541)	(8,744)
Nonaccrual loans	2,701	10,918	3,009	12,348
Other real estate owned	—	4	—	67
Other non-earning assets	115,175	108,514	114,395	111,562
Total assets	$1,267,643	$1,203,803	$1,265,602	$1,198,192

Interest bearing deposits	$699,797	$675,932	$692,762	$670,831
Other borrowings	5,155	5,155	5,155	5,157
Total interest-bearing liabilities	704,952	681,087	697,917	675,988
Non-interest bearing demand deposits	395,603	370,686	404,235	371,623
Non-interest bearing liabilities	17,854	17,510	16,959	16,777
Total liabilities	1,118,409	1,069,283	1,119,111	1,064,388
Total equity	149,234	134,520	146,491	133,804
Total liabilities and equity	$1,267,643	$1,203,803	$1,265,602	$1,198,192

AVERAGE RATES
Federal funds sold	0.50%	0.25%	0.50%	0.25%
Interest-earning deposits in other banks	0.53%	0.31%	0.52%	0.31%
Investments	3.15%	3.09%	3.10%	3.06%
Loans (3)	5.45%	5.28%	5.35%	5.30%
Earning assets	4.27%	4.16%	4.16%	4.10%
Interest-bearing deposits	0.13%	0.14%	0.13%	0.14%
Other borrowings	2.25%	1.84%	2.25%	1.86%
Total interest-bearing liabilities	0.15%	0.15%	0.15%	0.16%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.18%	4.06%	4.08%	4.01%

(1)	Average loans do not include nonaccrual loans.

(2)
Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaled $812 and $771 for the three months ended June 30, 2016 and 2015, respectively. The Federal tax benefits relating to income earned on municipal bonds totaled $1,596 and $1,563 for the six months ended June 30, 2016 and 2015, respectively.

(3)
Loan yield includes loan (costs) fees for the three months ended June 30, 2016 and 2015 of $(17) and $72, respectively. Loan yield includes loan fees for the six months ended June 30, 2016 and 2015 of $22 and $151 respectively.

CONTACT: Investor Contact:
Dave Kinross
Executive Vice President and Chief Financial Officer
Central Valley Community Bancorp
559-323-3420

Media Contact:
Debbie Nalchajian-Cohen
Marketing Director
Central Valley Community Bancorp
559-222-1322